Exhibit 99.1

Health Catalyst Reports Fourth Quarter and Year End 2019 Results

SALT LAKE CITY, UT, February 27, 2020 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2019.

“We concluded an exceptional year for Health Catalyst on a high note in the fourth quarter of 2019, achieving strong results across all areas of our business and exceeded the midpoint of our guidance for the quarter,” said Dan Burton, CEO of Health Catalyst. “In addition to this financial and operational execution, I was particularly pleased to see that our team member engagement scores, as measured by Gallup, were well in to the 99th percentile and marked the highest achievement in the history of our company. We feel confident that our momentum from 2019 will continue into 2020 and enable us to achieve strong financial and operational results in a manner that is consistent with our mission.”

Financial Highlights for the Three Months and Year Ended December 31, 2019

Key Financial Metrics

	Three Months Ended December 31,		Year over Year Change	Year Ended December 31,		Year over Year Change
	2019	2018		2019	2018
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue	$22,582	$18,765	20%	$83,975	$57,224	47%
Professional services revenue	$20,919	$17,319	21%	$70,966	$55,350	28%
Total revenue	$43,501	$36,084	21%	$154,941	$112,574	38%
Loss from operations	$(13,672)	$(12,933)	6%	$(54,865)	$(60,095)	(9)%
Net loss	$(14,266)	$(13,575)	5%	$(60,096)	$(61,984)	(3)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$15,393	$12,147	27%	$56,378	$37,901	49%
Adjusted Technology Gross Margin	68%	65%		67%	66%
Adjusted Professional Services Gross Profit	$6,877	$5,399	27%	$24,494	$16,028	53%
Adjusted Professional Services Gross Margin	33%	31%		35%	29%
Total Adjusted Gross Profit	$22,270	$17,546	27%	$80,872	$53,929	50%
Total Adjusted Gross Margin	51%	49%		52%	48%
Adjusted EBITDA	$(6,488)	$(9,426)	(31)%	$(27,363)	$(38,053)	(28)%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). See the accompanying "Non-GAAP Financial Measures" section for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2019	2018	2017
DOS Subscription Customers	65	50	34

	Year Ended December 31,
	2019	2018	2017
Dollar-based Retention Rate	109%	107%	108%

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the first-quarter of 2020, we expect:
•Total revenue between $42.0 million and $45.0 million, and
•Adjusted EBITDA between $(8.5) million and $(6.5) million

For the full-year of 2020, we expect:
•Total revenue between $185.0 million and $188.0 million, and
•Adjusted EBITDA between $(23.5) million and $(20.5) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Thursday, February 27, 2020 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 7774569. A live audio webcast that will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q4 and full year 2019. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; and (v) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 that was filed with the SEC on November 12, 2019 and the Annual Report on Form 10-K for the year ended December 31, 2019 expected to be filed with the SEC on or about February 28, 2019.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$18,032	$28,431
Short-term investments	210,245	4,761
Accounts receivable, net	27,570	27,696
Deferred costs	937	649
Prepaid expenses and other assets	7,455	5,321
Total current assets	264,239	66,858
Property and equipment, net	4,295	4,676
Intangible assets, net	25,535	28,304
Operating lease right-of-use assets	3,787	6,344
Other assets	810	1,099
Goodwill	3,694	3,694
Total assets	$302,360	$110,975
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,622	$1,812
Accrued liabilities	8,944	9,203
Acquisition-related consideration payable	2,192	2,172
Deferred revenue	30,653	24,755
Operating lease liabilities	2,806	2,577
Current portion of long-term debt	—	1,287
Total current liabilities	48,217	41,806
Long-term debt, net of current portion	48,200	18,814
Acquisition-related consideration payable, net of current portion	1,860	3,770
Deferred revenue, net of current portion	1,459	7,280
Operating lease liabilities, net of current portion	1,654	4,228
Other liabilities	326	—
Total liabilities	101,716	75,898
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; no shares and 22,713,694 shares issued and outstanding as of December 31, 2019 and 2018, respectively	—	409,845
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 36,678,854 and 4,779,356 shares issued and outstanding as of December 31, 2019 and 2018, respectively	37	5
Additional paid-in capital	811,049	—
Accumulated deficit	(610,514)	(374,772)
Accumulated other comprehensive income (loss)	72	(1)
Total stockholders’ equity (deficit)	200,644	(374,768)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$302,360	$110,975

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Technology	$22,582	$18,765	$83,975	$57,224
Professional services	20,919	17,319	70,966	55,350
Total revenue	43,501	36,084	154,941	112,574
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)	7,261	6,647	27,797	19,429
Professional services(1)(2)(3)	14,416	12,080	47,548	40,423
Total cost of revenue, excluding depreciation and amortization	21,677	18,727	75,345	59,852
Operating expenses:
Sales and marketing(1)(2)(3)	11,705	11,627	47,284	44,123
Research and development(1)(2)(3)	13,043	10,561	46,252	38,592
General and administrative(1)(2)(3)	8,380	5,942	31,713	22,690
Depreciation and amortization	2,368	2,160	9,212	7,412
Total operating expenses	35,496	30,290	134,461	112,817
Loss from operations	(13,672)	(12,933)	(54,865)	(60,095)
Loss on extinguishment of debt	—	—	(1,670)	—
Interest and other expense, net	(495)	(635)	(3,419)	(2,024)
Loss before income taxes	(14,167)	(13,568)	(59,954)	(62,119)
Income tax provision (benefit)	99	7	142	(135)
Net loss	$(14,266)	$(13,575)	$(60,096)	$(61,984)
Less: accretion of redeemable convertible preferred stock	—	64,082	180,826	52,037
Net loss attributable to common stockholders	$(14,266)	$(77,657)	$(240,922)	$(114,021)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(16.33)	$(12.86)	$(23.76)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	36,519	4,755	18,741	4,798

Pro forma adjusted net loss per share, basic and diluted(4)	$(0.21)		$(0.93)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(4)	36,519		36,268
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$72	$29	$200	$78
Professional services	374	155	968	480
Sales and marketing	1,173	491	3,811	1,514
Research and development	1,339	255	4,841	787
General and administrative	1,858	381	8,024	1,339
Total	$4,816	$1,311	$17,844	$4,198

(2) Includes tender offer payments deemed compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Tender Offer Payments Deemed Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$28
Professional services	—	—	—	284
Sales and marketing	—	—	—	3,967
Research and development	—	—	—	906
General and administrative	—	—	—	3,133
Total	$—	$—	$—	$8,318

(3) Includes post-acquisition restructuring costs as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Post-Acquisition Restructuring Costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	5	108	337
Sales and marketing	—	31	306	780
Research and development	—	—	32	513
General and administrative	—	—	—	484
Total	$—	$36	$446	$2,114

(4)  Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(60,096)	$(61,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,212	7,412
Loss on extinguishment of debt	1,670	—
Amortization of debt discount and issuance costs	1,081	533
Investment discount and premium amortization	(615)	(143)
Change in fair value of warrant liability	—	(34)
Gain on sale of property and equipment	(39)	(29)
Stock-based compensation expense	17,844	4,198
Deferred tax provision (benefit)	40	(163)
Other	(15)	—
Change in operating assets and liabilities:
Accounts receivable, net	127	(3,627)
Deferred costs	(288)	113
Prepaid expenses and other assets	(1,308)	(1,334)
Operating lease right-of-use assets	2,557	(3,942)
Accounts payable, accrued liabilities, and other liabilities	(86)	4,588
Deferred revenue	77	10,317
Operating lease liabilities	(2,345)	3,799
Net cash used in operating activities	(32,184)	(40,296)

Cash flows from investing activities
Purchases of property and equipment	(2,399)	(2,275)
Proceeds from the sale of property and equipment	62	29
Purchase of short-term investments	(256,007)	(13,993)
Proceeds from the sale and maturity of short-term investments	50,677	37,870
Purchase of intangible assets	(1,935)	(228)
Net cash (used in) provided by investing activities	(209,602)	21,403

Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	194,649	—
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	12,073	33,987
Proceeds from exercise of stock options	2,656	3,045
Proceeds from employee stock purchase plan	2,978	—
Repurchase of common stock	—	(8,712)
Payment of SVB line of credit and mezzanine loan	(21,821)	—
Proceeds from credit facilities, net of debt issuance costs	47,169	9,950
Payments of acquisition-related consideration	(1,713)	(13,924)
Payments of deferred offering costs	(4,610)	—
Net cash provided by financing activities	231,381	24,346
Effect of exchange rate on cash and cash equivalents	6	—
Net (decrease) increase in cash and cash equivalents	(10,399)	5,453

Cash and cash equivalents at beginning of period	28,431	22,978
Cash and cash equivalents at end of period	$18,032	$28,431

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation, (ii) tender offer payments deemed compensation, and (iii) post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three and twelve months ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$22,582	$20,919	$43,501
Cost of revenue, excluding depreciation and amortization	(7,261)	(14,416)	(21,677)
Gross profit, excluding depreciation and amortization	15,321	6,503	21,824
Add:
Stock-based compensation	72	374	446
Adjusted Gross Profit	$15,393	$6,877	$22,270
Gross margin, excluding depreciation and amortization	68%	31%	50%
Adjusted Gross Margin	68%	33%	51%

	Three Months Ended December 31, 2018
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$18,765	$17,319	$36,084
Cost of revenue, excluding depreciation and amortization	(6,647)	(12,080)	(18,727)
Gross profit, excluding depreciation and amortization	12,118	5,239	17,357
Add:
Stock-based compensation	29	155	184
Post-acquisition restructuring costs	—	5	5
Adjusted Gross Profit	$12,147	$5,399	$17,546
Gross margin, excluding depreciation and amortization	65%	30%	48%
Adjusted Gross Margin	65%	31%	49%

	Twelve Months Ended December 31, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$83,975	$70,966	$154,941
Cost of revenue, excluding depreciation and amortization	(27,797)	(47,548)	(75,345)
Gross profit, excluding depreciation and amortization	56,178	23,418	79,596
Add:
Stock-based compensation	200	968	1,168
Post-acquisition restructuring costs	—	108	108
Adjusted Gross Profit	$56,378	$24,494	$80,872
Gross margin, excluding depreciation and amortization	67%	33%	51%
Adjusted Gross Margin	67%	35%	52%

	Twelve Months Ended December 31, 2018
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$57,224	$55,350	$112,574
Cost of revenue, excluding depreciation and amortization	(19,429)	(40,423)	(59,852)
Gross profit, excluding depreciation and amortization	37,795	14,927	52,722
Add:
Stock-based compensation	78	480	558
Tender offer payments deemed compensation	28	284	312
Post-acquisition restructuring costs	—	337	337
Adjusted Gross Profit	$37,901	$16,028	$53,929
Gross margin, excluding depreciation and amortization	66%	27%	47%
Adjusted Gross Margin	66%	29%	48%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt, (iii) income tax provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) tender offer payments deemed compensation, and (vii) post-acquisition restructuring costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve months ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net loss	$(14,266)	$(13,575)	$(60,096)	$(61,984)
Add:
Interest and other expense, net	495	635	3,419	2,024
Loss on extinguishment of debt	—	—	1,670	—
Income tax provision (benefit)	99	7	142	(135)
Depreciation and amortization	2,368	2,160	9,212	7,412
Stock-based compensation	4,816	1,311	17,844	4,198
Tender offer payments deemed compensation	—	—	—	8,318
Post-acquisition restructuring costs	—	36	446	2,114
Adjusted EBITDA	$(6,488)	$(9,426)	$(27,363)	$(38,053)

Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) post-acquisition restructuring costs, (iv) amortization of acquired intangibles, and (v) loss on debt extinguishment. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. As a result of our IPO closing during the twelve months ended December 31, 2019, we have prepared the below adjusted condensed consolidated statement of operations data in order to present pro forma adjusted net loss per share amounts that will be comparable to future periods. The following calculation gives effect to the following pro forma adjustments:
I.The automatic conversion of all outstanding shares of our redeemable convertible preferred stock (using the if-converted method) into common stock as though the conversion had occurred as of the beginning of each period.
II.The issuance of 8,050,000 shares of common stock as part of the IPO, assuming the shares of common stock were issued and sold as of the beginning of each period.
The table below presents our calculation of pro forma adjusted net loss per share, basic and diluted, including a reconciliation of Adjusted Net Loss and the pro forma as adjusted weighted-average shares used in calculating pro forma adjusted net loss per share, basic and diluted, to the most directly comparable financial measures calculated in accordance with GAAP:

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(14,266)	$(240,922)
Add:
Accretion of redeemable convertible preferred stock	—	180,826
Stock-based compensation	4,816	17,844
Post-acquisition restructuring costs	—	446
Amortization of acquired intangibles	1,659	6,330
Loss on extinguishment of debt	—	1,670
Adjusted Net Loss	$(7,791)	$(33,806)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	36,519,401	18,741,119
Pro forma adjustments:
Pro forma adjustment to reflect conversion of redeemable convertible preferred stock to common stock, assuming the conversion took place at the beginning of each period	—	13,002,887
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place at the beginning of each period	—	4,524,110
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	36,519,401	36,268,116
Pro forma adjusted net loss per share, basic and diluted	$(0.21)	$(0.93)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com